EXHIBIT 31.1

CERTIFICATION

I, John V. Winfield, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Santa Fe Financial Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 24, 2012

/s/ John V. Winfield

John V. Winfield

President and Chief Executive Officer

(Principal Executive Officer)